As filed with the Securities and Exchange Commission on March 16, 1999
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MET-PRO CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                              23-1683282
     (State or other jurisdiction of        (I.R.S. Employer Identification
      incorporation or organization)         No.)


                         160 Cassell Road, P.O. Box 144
                             Harleysville, PA 19438
                                 (215) 723-6751

    (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                William L. Kacin
                      President and Chief Executive Officer
                               Met-Pro Corporation
                         160 Cassell Road, P.O. Box 144
                             Harleysville, PA 19438
                                 (215) 723-6751

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                            Jeffrey H. Nicholas, Esq.
                     Fox, Rothschild, O'Brien & Frankel, LLP
                           997 Lenox Drive, Building 3
                             Lawrenceville, NJ 08648
                                 (609) 896-3600


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

Title of each class            Proposed                   Proposed             Proposed maximum
of securities to be          Amount to be             maximum offering        aggregate offering        Amount of
registered fee                registered             price per share(1)            price(1)            registration


Common Stock, par value      250,000(2)                 $10.94                    $2,735,000              $760.33
$0.10 per share

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on the New York Stock Exchange on March 12, 1999.

(2) There are also being registered such additional shares of common stock as may be issuable with respect to such shares pursuant to any stock split or stock dividend undertaken by the Registrant after the date hereof.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Dividend

Reinvestment and

Direct Stock

Purchase Plan



                                                             MET-PRO CORPORATION

                                                             March 16, 1999


                                            o  You can increase  your  ownership
                                               by reinvesting  dividends at a 3%
                                               discount  and by making  Optional
                                               Cash Investments with transaction
                                               fees paid by the Company.

                                            o  This Plan gives you a convenient,
                                               systematic  way to  purchase  our
                                               Common Stock.

                                            o  You do not  need to be one of our
                                               existing      shareholders     to
                                               participate in the Plan.

                                            o  You may be able to participate in
                                               the Plan if your  Met-Pro  shares
                                               are  held  by  your   nominee  in
                                               "street name", depending upon the
                                               rules of your nominee.

                                            o  You can own and  transfer  shares
                                               without holding certificates.




The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           TABLE OF CONTENTS

                                                                                          Page

Shareholder Letter .............................................................             1
Plan Overview ..................................................................             2
A Summary of Important Plan Features ...........................................             2
Administration..................................................................             3
Participation...................................................................             4
Enrollment .....................................................................             4
Dividend Reinvestment ..........................................................             5
Electronic Deposit of Cash Dividends............................................             6
Optional Cash Investments.......................................................             6
Purchase and Source of Shares...................................................             7
Price of Shares.................................................................             7
Sale of Shares .................................................................             8
Safekeeping of Certificates and Book Entry......................................             8
Tracking Your Investment........................................................             9
Obtaining a Stock Certificate ..................................................             9
Transfers.......................................................................             9
Dividend Payment and Record Dates...............................................            10
Termination of Participation ...................................................            10
Taxes ..........................................................................            10
Voting .........................................................................            11
Handling of Stock Splits and Other Distributions ...............................            11
Changes to the Plan ............................................................            11
Responsibilities of Met-Pro Corporation and the Administrator...................            12
Use of Proceeds ................................................................            12
Independent Certified Public Accountants and Counsel ...........................            12
Where You Can Find More Information ............................................            13

Dear Met-Pro shareholder and persons who would like to become a shareholder of Met-Pro Corporation:

This booklet provides you with the complete details of Met-Pro Corporation's Dividend Reinvestment and Direct Stock Purchase Plan.

Met-Pro  instituted  this  Plan  to  provide   shareholders  an  opportunity  to
conveniently and economically increase their ownership in Met-Pro. It is convenient because it is done automatically. It is economical because it provides existing shareholders the opportunity to reinvest their dividends at a 3% discount from market price, without any extra charge for brokerage fees.

To encourage new ownership of Met-Pro stock, the Plan also allows new investors the opportunity to conveniently purchase Met-Pro stock directly through the Administrator without a charge for brokerage fees.

Please read this Prospectus carefully, since it should answer your questions about the Plan. If you have questions, please contact:

                     American Stock Transfer & Trust Company
                           40 Wall Street, 46th Floor
                               New York, NY 10005

                  Attention: Dividend Reinvestment Department-
                 Met-Pro Corporation Dividend Reinvestment Plan

                                  718-921-8283
                            800-278-4353 (U.S. only)

If you decide to enroll in the Plan, complete, sign and return the attached Enrollment Form.

Thank you for your continuing interest in Met-Pro Corporation.

                                   Sincerely,


                                William L. Kacin
                                President and CEO
                               Met-Pro Corporation
                         160 Cassell Road, P.O. Box 144
                             Harleysville, PA 19438
                                  215-723-6751

Plan Overview

This is the Met-Pro Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). This Plan provides you with a convenient and economical way to purchase shares of Met-Pro's Common Stock and to reinvest your cash dividends in additional Met-Pro shares. The Plan has various features and you can select those features that meet your investment needs.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.

Please read this Prospectus carefully. If you are a shareholder of record and wish to participate in the Plan, please sign and execute a Dividend Reinvestment and Direct Stock Purchase Plan Enrollment Form. Investors wishing to make an Initial Cash Investment of $1,000 to $10,000 should also complete this Enrollment Form. This Enrollment Form should be mailed to American Stock Transfer & Trust Company (the "Administrator").

If your Met-Pro shares are held in "street name," that is, not in your name but in the name of your nominee (your broker, bank or other nominee), you may also be able to participate in the Plan, if your nominee participates in the Depository Trust Company dividend reinvestment service. See "Enrollment" later in this Prospectus.


A Summary of Important Plan Features

o Anyone Can Participate. You may participate in the Plan if you own at least ten (10) shares of Met-Pro Common Stock that is registered in your name. If you own Met-Pro Common Stock through a nominee, you may also be able to participate, depending upon the rules of your nominee. You may also participate by making an Initial Cash Investment of $1,000 to $10,000.

o Automatic Dividend Reinvestment. You can reinvest all or a portion of the cash dividends toward the purchase of additional shares of our Common Stock, without paying trading fees or commissions and at a 3% discount, as detailed later in this Prospectus. For purposes of this Plan, the term "Full Dividend
Reinvestment" means the reinvestment of dividends on all shares held by you under the Plan, subject to Met-Pro's discretion.

o Electronic Deposit of Cash Dividends. You can authorize the Administrator to deposit your cash dividends directly into your bank account.

o Optional Cash Investments. As a shareholder, you can buy additional shares of our Common Stock at any time, without paying trading fees or commissions, for as little as $100. The maximum Optional Cash Investment you may make in any month is $5,000 and cannot exceed $30,000 in any calendar year. You can pay by check, money order or have your payment automatically withdrawn from your bank account.

o Full Investment. Full investment of your funds is possible because you will be credited with both whole shares and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

o Purchases. Initial and Optional Cash Investments are invested in Met-Pro stock on or about the tenth (10th) day of each month. Cash dividends are invested in stock on or about the dividend payment date.

o Safekeeping of Certificates. Shares purchased through the Plan will be held by the Administrator for safekeeping. You may also deposit your Met-Pro stock certificates with the Administrator for safekeeping, at no charge.

o Transaction Reporting. You will receive an account statement following each investment showing the details and your share balance in your Plan account.


Administration

American Stock Transfer & Trust Company ("AST" or the "Administrator") will administer the Plan and act as agent for the participants. As your agent, AST will purchase and hold shares of Common Stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

For information about the Plan and fees, you can contact the Administrator by calling toll-free:

American Stock Transfer & Trust Company:    800-278-4353 (USA only)
                                                  or
                                            718-921-8283

Website address:                            http://www.amstock.com

To make an Optional Cash Investment, please use the Investment Form at the bottom of your account statement. Payment can be by personal check or money order made payable to American Stock Transfer & Trust Company/Met-Pro in U.S. dollars and drawn on a U.S. bank.

All correspondence should be submitted to:

         By mail: American Stock Transfer & Trust Company
                  40 Wall Street, 46th Floor
                  New York, NY 10005

                  ATTN:  Dividend Reinvestment Department -
                         Met-Pro Corporation's Dividend Reinvestment Plan


Participation

If you have ten (10) or more shares of our Common Stock registered in your name, you are eligible to participate in the Plan. If a nominee is the registered owner of Met-Pro Common Stock, you may be eligible to participate in the Plan, depending upon the rules of your nominee. See "Enrollment" below.

New investors who would like to become participants in the Plan may join by making a minimum Initial Cash Investment of $1,000. The maximum Initial Cash Investment is $10,000.



Enrollment

If you already own our Common Stock and the shares are registered in your name, fill out the Enrollment Form and return it to the Administrator.

If you own Met-Pro Common Stock but the shares are registered in "street name" (not your name but the name of your broker, bank or other nominee), you may be able to participate in the dividend reinvestment feature of the Plan if your nominee is a participant in the Depository Trust Company (DTC) dividend reinvestment service. A partial list of brokers that we believe participate in the DTC dividend reinvestment service includes Merrill Lynch, Prudential Securities, A.G. Edwards & Sons, Paine Webber Inc., Raymond James & Associates, Legg Mason Wood Walker, Stifel Nicholaus & Company and Salomon Smith Barney Inc. We believe that you should be able to request your broker, if it participates in the DTC dividend reinvestment service, to code your Met-Pro shares for dividend reinvestment, and then your dividends would be automatically reinvested with the 3% discount through the Plan.

If you own Met-Pro Common Stock in "street name" and wish to participate in the Optional Cash Investment feature of the Plan, you should contact your nominee, who may be required to provide the Administrator with a Broker and Nominee Form (sometimes called a B/N Form).

Another way to participate in the Optional Cash Investment feature of the Plan if your shares of Met-Pro Common Stock are held in "street name" is to ask your nominee to transfer some or all of your shares into your name. At least ten (10) shares need to be transferred into your name before you become eligible to participate.

If you do not own our Common Stock, or if you wish to establish a separate account, fill out the Enrollment Form and return it to the Administrator. Enclose a check or money order, in U.S. dollars, for at least $1,000.


Dividend Reinvestment

You may choose to reinvest all or a portion of the dividends paid on Met-Pro Common Stock. Your dividends will be used to buy additional shares of our Common Stock at a 3% discount from the prevailing market price (see "Price of Shares" on page 7).

o Full Dividend Reinvestment. Your cash dividends received on shares you own will be used to buy additional shares for you.

o Partial Dividend Reinvestment. If you do not want full dividend reinvestment, select a lower number of full shares on which you want your dividends to be invested. The balance of your dividends will be paid in cash.

Regardless of whether you elect Full Dividend Reinvestment or Partial Dividend Reinvestment, the dividends on all shares held by the Administrator in your plan account will be reinvested.

If you do not indicate which reinvestment option you want on the Enrollment Form, you will be automatically enrolled in Full Dividend Reinvestment.

The Administrator must receive your instructions at least two (2) business days prior to the dividend record date in order to ensure that your next dividend will be reinvested. For the dividend that is payable April 23, 1999, the Administrator must receive your Enrollment Form by no later than April 16, 1999.

Electronic Deposits of Cash Dividends

If you are receiving all or a portion of your dividends in cash, you may have them electronically deposited into your bank account by completing the appropriate sections of the Direct Deposit Authorization Agreement or by mailing a voided check or deposit slip to the Administrator. This feature may be changed or discontinued at any time by notifying the Administrator. If you change your bank account and fail to notify the Administrator of the change, a check will be issued and mailed only after the funds have been returned from the receiving bank.


Optional Cash Investments

Existing shareholders may buy additional shares of our Common Stock at any time by investing at least $100. Your total Optional Cash Investment may not exceed $5,000 in any month and $30,000 in any calendar year. If you are making your Optional Cash Investment by automatic withdrawal from your bank account the maximum amount of the investment may not exceed $2,500 in any month and $30,000 in any calendar year. Interest will not be paid on amounts held pending investment.

o By check or money order. Mail your check or money order with the Investment Form from the bottom of your account statement to the address on the Investment Form. Do not send cash. In the event that a check or money order is returned unpaid for any reason to the Administrator by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator shall then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell additional shares from your account to satisfy the uncollected balance.

o By automatic withdrawal from your bank account. Funds will be deducted from your bank account two (2) business days prior to the investment date (10th day of each month) and will automatically be invested on the investment date. The automatic monthly deduction feature is only available from an account with a United States financial institution. You must notify the Administrator in writing to change or terminate automatic withdrawal. In the event that an automatic withdrawal is not honored for any reason by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant's account. The Administrator shall then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell additional shares from the participant's account to satisfy the uncollected balance.

Purchase and Source of Shares

Shares purchased with reinvested dividends will be newly-issued by Met-Pro and will be purchased directly from Met-Pro. However, we may also have the Administrator purchase these shares in the open market. If this occurs, we will pay the trading fees incurred. Cash dividends are invested in stock on or about the dividend payment date.

Shares purchased with Initial or Optional Cash Investments will be purchased by the Administrator in the open market. Met-Pro will pay all trading fees incurred for the purchase of shares. The Administrator will invest your funds on or about the tenth (10th) day of each month. In the unlikely event that, due to unusual market conditions, the Administrator is unable to purchase shares of our Common Stock within 35 days, the funds will be returned to you by check. No interest will be paid on funds held by the Administrator pending investment.

Please note that you will not be able to instruct the Administrator to purchase shares at a specific time or at a specific price.


Price of Shares

For newly-issued shares purchased from us to meet the dividend reinvestment requirement under the Plan, your price per share will be 97% of the average of the daily high and low trading prices quoted on the New York Stock Exchange listing for the five trading days preceding the dividend payment date.

In making open market purchases for your account in connection with Initial or Optional Cash Investments or purchases for dividend reinvestments, AST may commingle the Participant's funds with those of other shareholders of Met-Pro participating in the Plan. The price at which AST shall be deemed to have acquired shares for the Participant's account shall be 100% of the weighted average price of all shares purchased by it as agent for all Met-Pro's Participants in the Plan without reduction for commission, which shall be paid by Met-Pro. If the Administrator purchases shares to meet the dividend reinvestment requirement in the open market, your price per share will be 97% of the weighted average price of shares purchased. We will pay all trading fees in connection with open market purchases.

Sale of Shares

You can sell some or all of the shares held in your Plan account, or any other eligible book entry shares, by faxing the Administrator at 718-234-1440 or by mailing the Investment Form attached to your account statement. Met-Pro is not responsible for trading fees incurred in the sale of shares.

The Administrator will sell shares in a timely manner upon receipt of your instructions. Sales will be made at least weekly, and more frequently if volume dictates. The sale price for Plan Participants will be the weighted average sale price received by the Administrator for all sales during the period required to complete the sales. You will receive the proceeds of the sale, minus a $15.00 transaction fee, brokerage commissions and any applicable transfer taxes.

Please note that the Administrator is not able to accept instructions to sell on a specific day or at a specific price. If you prefer to have complete control over the exact timing and sales prices, you can withdraw the shares and sell them through a broker of your own choosing.

If your total holdings fall below ten (10) shares, the Administrator may in its discretion at any time sell the shares, remit the proceeds to you, less any applicable fees, and close your Plan account.


Safekeeping of Certificates and Book Entry

For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in book entry form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

If you are holding certificates for Met-Pro Common Stock, you may use the Plan's "safekeeping" service to deposit those stock certificates at no cost. Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

To use the safekeeping service, send your certificates to the Administrator by registered mail, return receipt requested to the address listed on page 4. THE STOCK CERTIFICATE SHOULD NOT BE ENDORSED.

Tracking Your Investment

The Administrator will send a statement confirming the details of each purchase you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will mail you an annual account statement reflecting your holdings.

You should notify the Administrator promptly of any change in address since all notices, account statements and reports will be mailed to your address of record.

Please retain your account statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes. A $20 flat fee per year requested will be charged for all prior year duplicate account statement requests.


Obtaining Stock Certificate

To obtain a stock certificate for all or a portion of any whole number of shares that you own (you cannot obtain a certificate for a fractional share), please complete the Investment Form at the bottom of your account statement and submit it to the Administrator and the stock certificate will be issued at no cost to you.

If you want the certificate issued in a name other than your Plan account registration, the Administrator will require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program.



Transfers

You may transfer or give Met-Pro Common Stock to anyone you choose by:

o Making an Initial Cash Investment of $1,000 to $10,000 to establish a new account in the recipient's name; or

o Making an Optional Cash Investment on behalf of an existing shareholder in the Plan in an amount not less than $100 nor more than $5,000 in one month and not to exceed $30,000 in one calendar year; or

o Transferring shares from your account to the recipient.

If  you  need  additional   assistance,   please  call  the   Administrator   at
800-278-4353.


Dividend Payment and Record Dates

Met-Pro's typical dividend payment date has been once a year, during the third week of April. The record date usually precedes the dividend payment date by ten
(10) business days.


Termination of Participation

If you wish to stop reinvesting your dividends, or to stop automatic monthly investments, please use the Investment Form from the bottom of your account statement or write the Administrator. The Administrator must receive your request at least five (5) business days before the dividend record date or it will not be processed until after the dividend is reinvested.


Taxes

All dividends paid to you - whether or not they are reinvested - are considered taxable income to you in the year they are paid. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year. If you are reinvesting your dividends, the value of the 3% discount from the purchase price of the shares and the calculated fair market value will also be reported as taxable income.

In addition, the amount of brokerage commissions paid by Met-Pro on your behalf will be treated as a distribution to you which is subject to income tax in the same manner as your dividends. The amount paid for brokerage commissions will be included in your cost basis of shares purchased. The information mailed to you and the Internal Revenue Service at the end of the year will show the amount paid on your behalf.

All shares of stock that are sold through the Administrator will also be reported to the Internal Revenue Service as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

Be sure to keep your statements of account for income tax purposes. A fee of $20.00 per year may be incurred to furnish historical information. If you have questions about the tax basis of any transactions, please consult your own tax advisor.


Voting

For any shareholder meeting you will receive a proxy for full and fractional shares that will cover all of our Common Stock that you hold, both in the Plan and in the form of stock certificates in the same name. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares only as you indicate.


Handling of Stock Splits and Other Distributions

If we declare a stock split or stock dividend, we will credit your account with all appropriate stock split or stock dividend shares. Stock certificates can be withdrawn from the Plan by submitting an Investment Form from the bottom of your account statement or a letter to the Administrator. In the case of Partial Dividend Reinvestment, participants may wish to adjust the number of shares on which they receive cash dividends by obtaining and completing a new Enrollment Form.

If we decide to distribute shares in book entry form (rather than certificates), these shares will be added to your account under this Plan. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this Prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in the Plan plus any shares held by you in the same name). A single set of materials will be distributed that will allow you to exercise your total rights.


Changes to the Plan

We may add to or modify the Plan at any time, or suspend or terminate the Plan. We will send you written notice of any significant changes, suspensions or termination.

Responsibilities of Met-Pro Corporation and the Administration

Neither Met-Pro nor the Administrator, American Stock Transfer & Trust Company, will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus. Neither Met-Pro nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan. There can be no assurances that Met-Pro shares will increase in value, and it is also possible that Met-Pro shares will decrease in value. Met-Pro is not obligated to issue dividends to its shareholders, and there can be no assurances that Met-Pro will declare a dividend in the future.


Use of Proceeds

The proceeds from the sale by us of newly-issued shares offered will be used for general corporate purposes. All other shares of Common Stock acquired under the Plan will be purchased in the open market, not from us, and we will not receive any proceeds from such purchases.


Independent Certified Public Accountants and Counsel

The consolidated financial statements of Met-Pro and its subsidiaries incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended January 31, 1998, have been audited by Margolis & Company P.C., Bala Cynwyd, PA, independent certified public accountants, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Our general counsel, Fox, Rothschild, O'Brien & Frankel, LLP, Lawrenceville, NJ, has given its opinion regarding the validity of the Common Stock that is being registered in connection with this Prospectus. One of Met-Pro's Directors, Jeffrey H. Nicholas, is a partner of Fox, Rothschild, O'Brien & Frankel, LLP, and Mr. Nicholas and other partners of his law firm own shares of Met-Pro Common Stock that in the aggregate amount to less than 1% of Met-Pro's issued and outstanding shares.

Where You Can Find More Information

Met-Pro files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. and at its regional offices in New York and Chicago. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

This Prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock to be sold by Met-Pro under the Plan. As allowed by SEC rules, this Prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

o Annual Reports on Form 10-K for the fiscal year ended January 31, 1998.

o Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1998, July 31, 1998 and October 31, 1998.

o Current Reports on Form 8-K filed on November 13, 1998 and as amended January 12, 1999; and

o The description of our Common Stock contained in the Registrations Statement on Form 8-A that we filed with the SEC on July 13, 1978.

You may request a copy of any documents that we incorporate by reference at no cost by telephoning 215-723-6751 or writing us at the following address:

                           Met-Pro Corporation
                           Investor Relations
                           160 Cassell Road, P.O. Box 144
                           Harleysville, PA 19438

You should rely only on the information contained or incorporated by reference in this Prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the Prospectus is accurate as of any date other than the date of this Prospectus (March 16, 1999).

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.     Other Expenses of Issuance and Distribution.

The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the shares of
Common Stock being registered hereby:

         SEC registration fee                                                            $    760.33
         Legal services                                                                  $  5,000.00*
         New York Stock Exchange listing fee                                             $  1,500.00*
         Printing and engraving                                                          $  3,000.00*
         Transfer agent fees                                                             $  7,200.00*
         Miscellaneous                                                                   $  2,500.00*
                                                                                         ------------

                  Total                                                                  $ 19,960.33
                                                                                         ------------
                                                                                         ------------

         *  Estimated, subject to change

Item 15.     Indemnification of Directors and Officers.

The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminate or limit the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may, and in certain circumstances shall, indemnify each of its directors and officers against expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of a quorum of disinterested members of the Board of Directors, independent legal counsel or the shareholders of the Company.

The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 16.     Exhibits.

Exhibit
Number            Description                                                                  Filing


2 (a)             Agreement and Plan of Merger dated September 12,                             (1)
                  1996 by and between Met-Pro Corporation, Met-Pro
                  Acquisition Corporation, Strobic Air Corporation,
                  SAC Sales Corp., Lynn T. Secrest, Ronald H. Secrest,
                  Richard P. Secrest and John W. Stone III

2 (b)             Asset Purchase Agreement dated October 29, 1998                              (2)
                  among Flex-Kleen Corporation, Flex-Kleen Canada,
                  Limited, Aqua Alliance, Inc., AWT Air Company, Inc.,
                  1321249 Ontario Limited and Met-Pro Corporation

4                 Description of Common Stock                                                  (3)

5                 Opinion and consent of Fox, Rothschild, O'Brien & Frankel, LLP

23 (a)            Consent of Margolis & Company P.C.

24 (a)            Powers of attorney (included in the signature page)

99 (a)            Dividend Reinvestment and Direct Stock Purchase
                  Enrollment Form

99 (b)            Direct Deposit Authorization Agreement

99 (c)            Letter to Shareholder

The following exhibits listed in Rule 601 of Regulation S-K have been omitted because they are not required, or inapplicable or they do not exist: Exhibits 1, 3, 6 through 22, 25 through 29.


(1)      Filed as an exhibit to the Registration Statement on Form S-3 (File no.
         333-13929),   declared   effective  by  the   Securities  and  Exchange
         Commission on December 31, 1996.

(2) Filed as an exhibit to the Current Report on Form 8-K filed by Registrant on November 13, 1998, as amended on January 12, 1999.

(3) Incorporated by reference to the Registration Statement on Form 8-A filed by Registrant on July 13, 1978 and to the Registration Statement on Form 8-A filed by Registrant on June 12, 1998.

Item 17.  Undertakings.

(1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to  include  any  material   information  with  respect  to  the  plan  of
      distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided,  however,  that the  undertakings  set forth in paragraphs 1 (i) and 1
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) The  undersigned  registrant  hereby  undertakes  that,  for the  purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relative to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Harleysville, Commonwealth of Pennsylvania.

                               MET-PRO CORPORATION


March 16, 1999                 By:  /S/   William L. Kacin
                                    ---------------------------
                                    WILLIAM L. KACIN
                     President, Chief Executive Officer and
                                    Director

Know all men by these presents, that each person whose signature appears below constitutes and appoints William L. Kacin and Gary J. Morgan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commission or bureau, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:


March 16, 1999                                   By:  /S/  William L. Kacin
                                                      --------------------------
                                                      WILLIAM L. KACIN
                                                      President, Chief
                                                      Executive Officer and
                                    Director

March 16, 1999                                   By:  /S/  Walter A. Everett
                                                      --------------------------
                                                      WALTER A. EVERETT
                                                      Chairman and Director


March 16, 1999                                   By:  /S/  Gary J. Morgan
                                                      --------------------------
                                                      GARY J. MORGAN
                                                      Vice President-Finance,
                                                      Chief Financial Officer
                                                      Secretary, Treasurer and
                                    Director


March 16, 1999                                   By:  /S/  Thomas F. Hayes
                                                      --------------------------
                                                      THOMAS F. HAYES
                                    Director


March 16, 1999                                   By:  /S/  Alan Lawley
                                                      --------------------------
                                   ALAN LAWLEY
                                    Director


March 16, 1999                                   By:  /S/  Nicholas DeBenedictis
                                                      --------------------------
                                                      NICHOLAS DeBENEDICTIS
                                    Director


March 16, 1999                                   By:  /S/  Jeffrey H. Nicholas
                                                      --------------------------
                                                      JEFFREY H. NICHOLAS
                                    Director

                                INDEX TO EXHIBITS
Exhibit Number        Exhibit                                                      Sequentially Numbered Page

      5               Opinion of Fox, Rothschild, O'Brien & Frankel, LLP                      19

     23 (a)           Consent of Margolis & Company, P.C.                                     20

     99 (a)           Dividend Reinvestment and Direct Stock Purchase Plan                    21
                      Enrollment Form

     99 (b)           Direct Deposit Authorization Agreement                                  23

     99 (c)           Letter to Shareholder                                                   24

Exhibit 5: Opinion of Fox, Rothschild, O'Brien & Frankel, LLP

March 16, 1999

Met-Pro Corporation
160 Cassell Road, P.O. Box 144
Harleysville, PA 19438

Re:      Met-Pro Corporation Registration Statement on Form S-3
--------------------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Met-Pro Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance under the Company's Dividend and Direct Stock Purchase Plan of up to 250,000 shares of the Company's common stock, par value $0.10 per share, plus such indeterminate number of additional shares as may be issuable pursuant to any stock split or stock dividend authorized by the Company after the date hereof (collectively the "Shares"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

Our opinion set forth below is limited to the statutory provisions of General Corporation Law of the State of Delaware.

In our opinion, the Shares, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities Exchange Commission thereunder.

We wish to call your attention to the fact that Jeffrey H. Nicholas, a partner of this firm, is a Director of the Company, and that Mr. Nicholas and other partners of this firm owns shares of the common stock of the Company that we believe in the aggregate amount to less than 1% of the Company's issued and outstanding shares.

Very truly yours,


/S/________________________________________
FOX, ROTHSCHILD, O'BRIEN & FRANKEL, LLP

Exhibit 23 (a): Consent of Margolis & Company, P.C.

The Board of Directors
Met-Pro Corporation:

We consent to incorporation by reference in this Registration Statement on Form S-3 of Met-Pro Corporation of our report dated February 19, 1998 (except for
Note 15, as to which the date is February 23, 1998), relating to the consolidated balance sheets and statements of equity of Met-Pro Corporation and subsidiaries as of January 31,1998 and the related consolidated statements of income and cash flows for each of the years in the three-year period ended January 31, 1998, which report is incorporated by reference in the January 31, 1998 Annual Report on Form 10-K of Met-Pro Corporation.

We also consent to the reference to our firm under the heading "Independent Certified Public Accountants" appearing elsewhere herein.

/S/____________________
Bala Cynwyd, Pennsylvania
March 16, 1999

Exhibit 99 (a): Dividend Reinvestment and Direct Stock Purchase Plan Enrollment Form

Met-Pro Corporation
Dividend Reinvestment and Direct Stock Purchase Plan
Enrollment Form
----------------------------------------------------------------------------------------------------------------------------------
Enrolling in the Plan:

I wish to enroll in the Met-Pro  Corporation  Dividend  Reinvestment  and Direct
Stock Purchase Plan (Plan) by making an initial investment. Enclosed is a check or money order for $ __________ ($1,000 minimum/$10,000 maximum) payable to "American Stock Transfer & Trust Company/Met-Pro".

                                                              Please   note  any
                                                              address
                                                              corrections
                                                              directly  on  this
                                                              form to the left.

                                                              Please     provide
                                                              your daytime phone
                                                              number  to  assist
                                                              us  in  processing
                                                              your enrollment.

                                                              Daytime Phone:  (       ) _________________

Your  preprinted  name and address above is for mailing  purposes  only.  Please complete one of the boxes below for the exact account registration.
----------------------------------------------------------------------------------------------------------------------------------
Account Registration.  Please check one box and provide all requested information.  Please print clearly:

Check here if registration desired matches mailing information above.  Social Security Number _____________

INDIVIDUAL OR JOINT ACCOUNT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one
Social Security Number is required for tax reporting.

-----------------------------------------------------------------------------------------------------------
Owner=s First Name                  M.I.             Last Name         Owner's Social Security Number


-----------------------------------------------------------------------------------------------------------
Joint Owner=s First Name            M.I.             Last Name


CUSTODIAL.  A minor  is the  beneficial  owner  of the  account  with  an  adult
Custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts/Transfers to Minors Act in the minor's state of residence.

----------------------------------------------------------------------------------------------------------
Custodian=s First Name              M.I.             Last Name


-----------------------------------------------------------------------------------------------------------
Minor's First Name    M.I.    Last Name    Minor's Social Security Number     Minor's State of Residence


TRUST.  Account is established in accordance with provision of a trust agreement.

-----------------------------------------------------------------------------------------------------------
Trustee Name               Name of Trust             Trust Date        Tax ID Number          Beneficiary

----------------------------------------------------------------------------------------------------------------------------------
Dividend Election.  Please check one box:

You may choose to reinvest all or some of the dividends paid on Company stock registered in your name and held by you under the Program. If you do not indicate a choice, you will automatically be enrolled in the Plan under Full
Dividend Reinvestment.

Full Dividend Reinvestment. I wish to reinvest all of my Common Stock dividends in additional shares of Common Stock. I may also make optional payments to the program. I wish to make an optional cash investment at this time. Enclosed is my check or money order payable to American Stock Transfer & Trust Company/Met-Pro for
$---------------------.

Partial  Dividend   Reinvestment.   I  wish  to  reinvest   dividends  based  on
_____________  full  shares  and to receive  cash  dividends  on the  balance of shares.  I may also make  optional  cash payments to the Plan. I wish to make an optional  cash  investment  at this time.  Enclosed  is my check or money  order
payable   to   American   Stock   Transfer   &   Trust    Company/Met-Pro    for
$_______________________.

Regardless of whether you elect Full Dividend  Reinvestment or Partial  Dividend
Reinvestment the dividends on all shares held by the Plan  Administrator in your
Plan account will be reinvested.
----------------------------------------------------------------------------------------------------------------------------------
Sign Here:

By signing this form, I request enrollment, certify that I have received and read the Prospectus describing the Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint American Stock Transfer & Trust Company as my agent to apply dividends and any investments I may make to the purchase of shares under the Plan. I understand that I may revoke this authorization at any time by written notice to American Stock Transfer & Trust Company.

All joint owners must sign.

Under penalties of perjury, I also certify that: A, The number shown on this form is my correct Social Security Number or Taxpayer ID Number. B, I am not subject to backup withholding either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. (Check here ____ if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax returns.)


---------------------------------------------------------------------------------------
Signature                  Date                      Signature

----------------------------------------------------------------------------------------------------------------------------------
Automatic Monthly Investment:

Automatic Reinvestment. You may authorize automatic monthly deductions from your personal bank account. American Stock Transfer & Trust Company will invest these deductions in company stock and credit the account you designate on the reverse side. To initiate these deductions, please complete the reverse side of this form and check this box.

Your  authorized  monthly  deduction from your bank account must be for at least
$100 and cannot exceed $2,500 per month.

                                      21

PLEASE COMPLETE THIS FORM AND SIGN AND DATE AT THE BOTTOM

PLEASE SUBMIT A VOIDED CHECK OR DEPOSIT  TICKET FOR THE ACCOUNT YOU WISH TO HAVE
CHARGED EACH MONTH.

Met-Pro Corporation
Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan")

I hereby authorize  American Stock Transfer & Trust Company to charge my banking account described below each month for the amount indicated by me which is to be used to purchase shares of Met-Pro Corporation,  in accordance with the terms of the Plan. I understand  that the monthly amount will be charged to my account on
the  second   business  day  preceding  the   investment   date  and  that  this
authorization  will  continue in effect until  written  notification  from me is received by American Stock Transfer & Trust Company.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.
Please Print All items.
1.  Type of  Account     Checking ___    Savings ___

2.  __________________________________________
    Bank Account Number

3.  ________________________________________________________________
    Name of Bank Account

4.  ________________________________________________________________
    Financial Institution

    ----------------------------------------------------------------
    Branch City and State

5.  ____________________         6.   ________________________.00  (Minimum $100/Maximum $2,500.00)
    ABA Number                        Amount of automatic deduction
                                      (whole dollars only)

PLEASE  CONFIRM  ITEMS  2  AND  5  WITH  YOUR  BANK  PRIOR  TO  SUBMITTING  THIS
APPLICATION.

--------------------------------------      -------------------------------------------
Dividend Reinvestment Plan Account Number   Signed
         (if already enrolled)
                                            -------------------------------------------
                                            Date

Mail this form to: American Stock Transfer & Trust Company
                   Dividend Reinvestment Department         (       )____________________________
                   40 Wall Street                           Area Code    Daytime Telephone Number
                   New York, NY 10005
                   1-800-278-4353


Exhibit 99 (b): Direct Deposit Authorization Agreement

                               MET-PRO CORPORATION
                     DIRECT DEPOSIT AUTHORIZATION AGREEMENT
                         (Please print all information.)


Please  deposit my Met-Pro  Corporation  dividends  into the deposit  account as indicated  below. In addition,  in the unlikely event that an erroneous  deposit should  transpire,  I  authorize  American  Stock  Transfer  & Trust Co. and the financial  institution  indicated below to correct such inaccuracy with a credit or debit to the same account.
Savings  _____    Checking _____
Name of financial institution where deposit account is maintained:

Name:________________________________________________                  Account Number:

City:______________________     State:_______     Zip: _______         ______________________________


Transit/ABA Number: (Nine digit number at bottom left hand corner of personal check or deposit ticket)

--------------------------------------------------------------------------

Name(s) as it appears on shareholder records:

--------------------------------------------------------------------------
(Can be obtained from stock certificate and/or dividend check)


Shareholder account number: (Can be obtained from the dividend check)

--------------------------------------

Special Note: In order to ensure the correctness of the depository institution indicated above, please attach a blank deposit ticket or "voided" check.


The authorization will remain in force and effect until American Stock Transfer & Trust Co. has received written notification from me of its discontinuation.  Note: Please allow 30 days for termination to be effective.

                                                              Signed: _______________________  Date: _______

Print Name: ______________________________________   Tax ID Number:

Address:    ______________________________________          ________________________________________________

            ______________________________________            Signed: _______________________  Date: _______

                                                              Tax ID Number:
                                                              ----------------------------------------------

                                      23

Exhibit 99 (c): Letter to Shareholder

March 16, 1999


Dear Shareholders:

I am pleased to send you the enclosed Prospectus describing Met-Pro Corporation's Dividend Reinvestment and Direct Stock Purchase Plan. Your enrollment in this Plan will allow you to automatically invest all of your cash dividends into shares of common stock of the Company with a 3% discount. It will also permit you to make Optional Cash Investments each month to purchase additional shares. For further information or answers to any specific questions you may have concerning the Plan, please call American Stock Transfer & Trust Company at 800-278-4353.

To enroll in the plan as a holder of record, simply complete the enclosed "Enrollment Form" and return it in the postage paid self-addressed envelope.

In addition, Met-Pro Corporation is pleased to announce a new service to shareholders called "Direct Deposit." This will allow you to have your cash dividends on your Met-Pro Corporation common stock deposited directly into your checking or savings account at the financial institution of your choice on the date the dividend is payable. This would eliminate the possibility of mail delays and lost, stolen or destroyed dividend checks. Once you are enrolled in Direct Deposit, your future dividend payments will be made electronically each time a dividend is paid. You will receive a statement from American Stock Transfer & Trust Company showing the dividend amount that has been deposited to your account.

In order to sign up for Direct Deposit, simply complete the attached "Direct Deposit Authorization Agreement", sign where indicated, attach a blank deposit ticket or "voided" check and return it to our transfer agent, American Stock Transfer & Trust Company, in the postage paid self-addressed envelope at least thirty (30) days before the payment date. Beginning with the next dividend paid, your proceeds will be deposited into the checking or savings account you have requested.

For the dividend that is payable April 23, 1999, the Administrator must receive your Enrollment Form or Direct Deposit Authorization Agreement by no later than April 16, 1999. If you do not wish to participate in the Plan or if your Enrollment Form or Direct Deposit Authorization Agreement is received after April 16, 1999, you will continue to receive checks for your dividends as they are declared.

Your support of and confidence in Met-Pro Corporation is appreciated.

Very truly yours,

/s/   William L. Kacin
-----------------------
William L. Kacin
President and CEO


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